Santiago, October 29th, 2002
                                                      Ger.Gen. N(degree)238/2002


Mr
Alvaro Clarke de la Cerda
Superintendent of Securities and Exchanges
Hand Delivery


Dear Sir:


In accordance with Circular Letter N(degree)1.375 II f), of that Superintendency, attached you will find our Parent Company' Endesa S.A. Relevant Fact Statement, presented to the Comision Nacional de Mercado de Valores de Madrid on October 29th, 2002.


Yours faithfully,


                                          Enrique Garcia A.
                                           General Manager


c.c.:  Santiago Stock Exchange
       Electronic Stock Exchange of Chile
       Stockbrokers Market of Valparaiso
       Risk Rating Commission